SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2003

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Declaration of Trust)

Maryland	1-12514	84-1246585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Four Falls Corporate Center, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 12, 2003, Keystone Property Trust (the “Company”), through its subsidiaries, acquired a portfolio of 11 industrial warehouse buildings located in New Jersey totaling approximately 1.9 million square feet (the “Berger Portfolio”) from affiliates of Lawrence Berger (the “Seller”). Total consideration for this acquisition was approximately $108.5 million, including closing costs, and was funded using $50.0 million in interim financing from CalEast Industrial Investors, LLC., $19.0 million from the Company’s unsecured revolving credit facility, $34.4 million from proceeds from property sales and approximately $5.1 million in cash from the Company.

     The buildings acquired by the Company are as follows:

		Leaseable
		Square	Occupancy
Property Address	Location	Feet	February 28, 2003	Major Tenants

16 Thornton Road	Oakland, NJ	44,500	100.0%	Mikron
25 Eastmans Road	Hanover, NJ	45,700	100.0%	Boonton Electronics
55 Webro Road	Clifton, NJ	93,250	100.0%	Munire Furniture
One Apollo Drive	Whippany, NJ	120,000	82.8%	State of New Jersey
203 Kuller Road	Clifton, NJ	335,000	100.0%	Benjamin Moore Paints
191 Talmadge Road	Edison, NJ	120,000	87.4%	American Bindery
110 Triangle Boulevard	Carlstadt, NJ	35,350	100.0%	O'Sullivan Menu
1120 Route 22 East	Bridgewater, NJ	539,117	93.3%	Baker & Taylor
121 Fieldcrest Avenue	Edison, NJ	92,532	100.0%	Caswell-Massey Co.
200 Middlesex Avenue	Carteret, NJ	406,000	100.0%	Cargo Logistics
585-587 Industrial Road	Carlstadt, NJ	109,161	100.0%	Improved Packaging

		1,940,610

     The Company based its determination of the purchase price of the Berger Portfolio on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract tenants. The prices were determined through arm’s length negotiations between the Company and the applicable third parties. The Company has determined that the acquisition of the Berger Portfolio is significant under the rules and regulations of the Securities and Exchange Commission.

     The purpose of this filing is to report the acquisition of the Berger Portfolio. The Company intends to file the required Item 7 pro forma financial information and financial statements of assets acquired related to this acquisition within the required time period.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Pro Forma Financial Information

     None.

(b) Financial Statement of Assets Acquired

     None.

(c) Exhibits

10.1	Agreement of Sale, dated as of March 1, 2002, between Interstate 78 Office Park, Ltd., Fin Associates Limited Partnership, New York Distribution Center, L.P., Raritan Building Associates Limited Partnership, 191 Talmadge Road Realty Holdings, L.P., Wedgewood Plaza, L.P., Carlstadt Building Realty Holdings, L.P., Carlstadt Associates, Ltd., and Keystone New Jersey Associates, LLC.
10.2	Reinstatement and First Amendment to Agreement of Sale, dated as of August 28, 2002, between Interstate 78 Office Park, Ltd., Fin Associates Limited Partnership, New York Distribution Center, L.P., Raritan Building Associates Limited Partnership, 191 Talmadge Road Realty Holdings, L.P., Wedgewood Plaza, L.P., Carlstadt Building Realty Holdings, L.P., Carlstadt Associates, Ltd., and Keystone New Jersey Associates, LLC.
10.3	Reinstatement and Second Amendment to Agreement of Sale, dated as of March 11, 2003, between Interstate 78 Office Park, Ltd., New York Distribution Center, L.P., Raritan Building Associates Limited Partnership, 191 Talmadge Road Realty Holdings, L.P., Carlstadt Building Realty Holdings, L.P., Carlstadt Associates, Ltd., Apollo Associates, Ltd., Eastmans Road Associates, Ltd., Webro Associates, Ltd., Oakland Building Associates, Ltd., and Keystone New Jersey Associates, LLC.
10.4	Agreement of Sale dated as of August 28, 2002, between Kuller Road Realty Holdings, LLC and Keystone Operating Partnership, LP.
10.5	Reinstatement and First Amendment to Agreement of Sale, dated as of March 11, 2003, between Kuller Road Realty Holdings, LLC and Keystone Operating Partnership, LP.
99.1	Press release dated March 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: March 27, 2003	By	/s/ Jeffrey E. Kelter Jeffrey E. Kelter President and Chief Executive Officer

Date: March 27, 2003	By	/s/ Timothy E. McKenna Timothy E. McKenna Senior Vice President and Chief Financial Officer

Date: March 27, 2003	By	/s/ J. Peter Lloyd J. Peter Lloyd Vice President and Chief Accounting Officer

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